EXHIBIT 10.21C

Loan Management Account® Agreement
1. The Loan Management Account®

This agreement, together with all applications, approval letters and any other documents and/or agreements identified by Bank (defined below) as being part of, or subject to, this agreement, (as amended, modified or supplemented from time to time, the “Agreement”) establishes the terms and conditions for the Loan Management Account (“LMA® account”) with Bank of America, N.A. (“Bank”).

Except as provided below, the LMA account is an uncommitted revolving line of credit account. The LMA account is payable ON DEMAND. This Agreement will become effective when Bank notifies the Borrower (defined below) that the LMA account has been approved or, in any event, upon Bank’s extending the Borrower’s first requested Advance (defined below) hereunder.

A CLASS ACTION WAIVER AND A JURY TRIAL WAIVER ARE PART OF THIS AGREEMENT AS MORE FULLY SET FORTH IN SECTION 9 BELOW.
2. The Parties

This Agreement is between the person(s) who executes the LMA application and/or Agreement as the borrower or co-borrower (collectively, the “Borrower”), and Bank, which is the lender.

Other parties to this Agreement include: (a) any person who is providing a lien and security interest in one or more Securities Account (defined below) and other collateral described below (any person providing this lien and security interest, including the Borrower, if applicable, is, collectively, the “Pledgor”); (b) (i) if applicable, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), (ii) if applicable, any other member of the Bank of America Group (as defined below) that is a “securities intermediary”, custodian and/or trustee in respect of any Securities Account pledged hereunder and that has executed this Agreement, an application, any control agreement, or any amendment, modification or supplement hereto (“Additional Securities Intermediary” and together with MLPF&S, collectively, the “Securities Intermediary”), and (iii) any successors and/or assigns of MLPF&S and/or Additional Securities Intermediary, as applicable; and (c) any person who guarantees the payment of Borrower’s Obligations (defined below) under this Agreement (“Guarantor” and together with the Borrower and Pledgor, collectively, the “Loan Parties” and individually, a “Loan Party”).

For purposes of this Agreement: (i) the defined terms “MLPF&S”, “Additional Securities Intermediary” and “Securities Intermediary” shall, except as otherwise specifically stated herein, only refer to such entity in its capacity as a securities intermediary, custodian and/or trustee in respect of the Securities Account; and (ii) neither MLPF&S nor any Additional Securities Intermediary, nor any of their successors and/or assigns, shall be a Loan Party for any purposes hereunder.

3. Advances

Borrower may request a loan advance (each, an “Advance”) at any time. Subject to the terms and conditions of this Agreement, if Borrower is one or more natural persons or trusts, Bank commits to make Advances, with no requirement of additional credit information from any Loan Party with respect to such Advance, up to an aggregate amount of $100,000 or such lesser amount that Bank may, in its sole discretion, approve and indicate in a notice provided to Borrower (“Committed Amount”). Notwithstanding anything contained herein to the contrary, Bank’s obligation to provide Advances up to the Committed Amount is subject to (a) no occurrence or existence of a Remedy Event (defined below) or demand by Bank, (b) no breach by any Loan Party of any representation, warranty, covenant or any agreement hereunder, (c) the right of Bank and Securities Intermediary to exercise all of their respective rights and remedies under this Agreement, any other agreement, and applicable law, (d) all obligations of each Loan Party to provide indemnity under Section 11 of this Agreement, and (e) all of the rights of Bank and Securities Intermediary with respect to the Securities Account (defined below) under this Agreement, any other agreement or applicable law. In the case of a request for an Advance in excess of the Committed Amount, Bank may, in its sole discretion, provide the requested Advance or decline to provide the Advance. Bank may provide Advances in any manner it agrees to from time to time including but not limited to checks drawn against the LMA account, wire transfers and letters of credit. Advances will be subject to the additional terms contained in any written notice or confirmations provided by Bank. With respect to any Borrower that is not a trust or natural person, the LMA account is uncommitted and Bank shall have no obligation to make any Advance hereunder.

Retain for your records.
Revised 12/2009

Bank will also have no obligation to provide Advances and/or issue letters of credit that, in the aggregate, cause the Obligations (defined below) of the Loan Parties to exceed the Maximum Amount (defined below) established by Bank, but Bank reserves the right to do so in its sole discretion.

The “Maximum Amount”, as determined by Bank from time to time, is the lesser of the amount (i) communicated by Bank to the Borrower as the maximum amount of credit allowed hereunder, which amount, in the case of a Borrower that is one or more natural persons or trusts, will not be less than the Committed Amount, and (ii) that may be available under the LMA account at any given time based on Bank’s discretionary decisions, including Bank’s determination of the valuation and acceptability of the collateral in the Securities Account (defined below).

The “Obligations” and “Obligations of the Loan Parties” shall mean all of the indebtedness, liabilities and obligations of the Loan Parties to Bank, whether now existing or hereafter created, direct, indirect or contingent, due or not, realized or unrealized, under or pursuant to this Agreement and under any other agreement, instrument or document executed, issued or delivered in connection with the LMA account and shall include, without limitation, any Advances, interest (including interest accruing after commencement of any insolvency, reorganization or like proceeding of the Loan Parties), facility fees, reimbursement and letters of credit obligations (including the undrawn and the drawn and unreimbursed amounts of all letters of credit then outstanding) and fees with respect to any letters of credit, breakage fees, and any other fees (including any applicable reasonable attorneys’ or other professionals’ fees), costs (including costs of collection), expenses, disbursements, indemnities and other amounts.

Because each Advance is made in the sole discretion of Bank, the Maximum Amount (in excess of the Committed Amount, if any) does not constitute a loan commitment. Subject to the above provisions regarding the Committed Amount, if Bank does not honor a request for an Advance for any reason, whether or not the Advance would cause the LMA account to exceed the Maximum Amount, Bank may advise the holder of any check relating to the Advance or any other person that there are insufficient funds in the LMA account. If Bank makes an Advance that exceeds the Maximum Amount, this will not preclude Bank from demanding repayment of that amount (in whole or in part) or from refusing to make additional Advances including in excess of the Maximum Amount.

Letters of credit shall be subject to Bank’s standard terms and conditions set forth in the letter of credit application form and any associated agreement or Bank document. Those terms and conditions shall form part of this Agreement. Each letter of credit must be in an amount of not less than $200,000, however, Bank may in its discretion issue letters of credit in lesser amounts. Upon the issuance of any letter of credit by Bank, Bank’s commitment to make Advances up to the Committed Amount shall automatically be decreased by the amount of such letter of credit for so long as such letter of credit is outstanding. If any person seeks to restrain payment of or drawing under a letter of credit, or any court extends the term of a letter of credit or takes any action that has a similar effect, then Borrower and/or Pledgor shall provide Bank with additional collateral satisfactory to Bank. Each Loan Party pledges and grants to Bank a lien and security interest in all claims in respect of any transaction underlying any letter of credit.

Bank, Securities Intermediary and the other members of the Bank of America Group (defined below) shall have no liability for any actual, consequential, or other damages by reason of Bank’s refusal or failure to make any Advance, including without limitation, to process or pay any check drawn against the LMA account, and each Loan Party acknowledges and agrees that none of Bank, Securities Intermediary and Bank of America Group have any fiduciary duties to any Loan Party under this Agreement. The “Bank of America Group” means Bank of America Corporation and any of its subsidiaries and affiliates.

4. Types of Advances; Finance Charges

Bank offers three types of Advances, which are (1) Variable Rate Advances, (2) Fixed Rate Advances, and (3) Term Advances. Unless Borrower specifies otherwise at the time of the Advance and Bank in its sole discretion agrees to such request, all Advances will be made as Variable Rate Advances. All reimbursement obligations relating to letters of credit that are not paid immediately shall be automatically treated as Variable Rate Advances.

Variable Rate Advances bear finance charges at a variable rate of interest equal to the LIBOR Rate plus the Spread. The interest rate will adjust on Monday of each week or, if such day is not a Business Day, at the option of the Bank, on the next Business Day (the “Reset Date”), based on the LIBOR Rate in effect as of the last Business Day of the preceding week.

“LIBOR Rate” means the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as set forth by Bank from time to time) at approximately 11:00 a.m. London time as of the last Business Day of the week preceding the applicable Reset Date, for U.S. dollar deposits with a one month term, as adjusted from time to time in Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason then the rate will be determined by such alternate method as reasonably selected by Bank.

Retain for your records.
Revised 12/2009

The “Spread” is the number of percentage points stated in the applicable notice or confirmation given by Bank. Bank may change the Spread in Bank’s discretion upon at least 30 days’ notice of any such change and otherwise on such terms and conditions as may be required by applicable law or as stated in the notice.

A “Business Day” is a day on which Bank and MLPF&S are both open for business; provided that, with respect to determining the LIBOR Rate and receipt of Fixed Rate Advance renewal requests, “Business Day” means a day on which deposits in U.S. dollars and any other relevant currency may be dealt in on the London Inter-bank Market and Bank and MLPF&S are both open for business. Notwithstanding the foregoing, on any day where either Bank or MLPF&S is open for business and the other is closed, the Bank reserves the right to deem such day a Business Day. All accrued finance charges, fees and other charges on any Variable Rate Advance will be due and payable upon the earlier of demand or on the first Business Day of the month following the end of each billing cycle, and any such amount not paid when due or upon demand shall become a Variable Rate Advance.

Fixed Rate Advances bear finance charges at a fixed rate of interest equal to the Fixed Rate Advance Index (as defined below) plus the Spread. At Bank’s sole discretion, Borrower may request a conversion of a Variable Rate Advance to a Fixed Rate Advance, which request may be accepted by Bank in its sole discretion. A Fixed Rate Advance requested by Borrower must be for at least $100,000 and will have a specific interest rate set for a term of up to 12 months, which term shall be the “Fixed Rate Period”. The interest rate as agreed by Borrower and Bank, including the Fixed Rate Advance Index and the Spread, as well as the Fixed Rate Period (absent demand) will be communicated in the applicable notice or confirmation by Bank, which communication shall be conclusive absent manifest error. Each Fixed Rate Advance, together with all accrued finance charges, fees and other charges, will be due and payable upon the earlier of demand or on the last day of the Fixed Rate Period. Upon the last day of the Fixed Rate Period, the Fixed Rate Advance, together with all accrued finance charges, fees and other charges, will either, at Bank’s discretion, be renewed as a Fixed Rate Advance for the same period or convert to a Variable Rate Advance except, at Bank’s discretion, Borrower may renew the Advance for another Fixed Rate Period if Borrower’s renewal request is received not later than 2:00 p.m. Eastern Time, three Business Days prior to the last day of the terminating Fixed Rate Period. The renewal must state the renewal date (which is the last day of the maturing Fixed Rate Period), the amount of the Fixed Rate Advance to be renewed, and the length of the requested renewal Fixed Rate Period. Any Fixed Rate Advance that is neither renewed nor paid when due or upon demand shall become, together with all accrued finance charges, a Variable Rate Advance.

Term Advances bear finance charges at a fixed rate of interest equal to the Term Advance Index (as defined below) plus the Spread. At Bank’s sole discretion, Borrower may request a conversion of a Variable Rate Advance to a Term Advance, which request may be accepted by Bank in its sole discretion. A Term Advance requested by Borrower must be for at least $100,000 and will have a specific interest rate set for a term greater than 12 months, which term shall be the “Term Period”. All accrued finance charges on the Term Advance will be due and payable upon the earlier of (a) demand, or (b) monthly, quarterly, semi-annually, or annually, as required by Bank. The interest rate as agreed by Borrower and Bank, including the Term Advance Index and the Spread, as well as the Term Period, and the payment schedule (absent demand) for accrued finance charges will be communicated in the applicable notice or confirmation by Bank, which communication shall be conclusive absent manifest error. Each Term Advance, together with all accrued finance charges, fees and other charges, will be due and payable upon the earlier of demand or on the last day of the Term Period. Any Term Advance or accrued finance charges, fees and other charges on the Term Advance that are not paid when due or upon demand shall become a Variable Rate Advance.

The “Fixed Rate Advance Index” and “Term Advance Index” shall be the per annum interest rate as agreed to by Bank and Borrower with respect to each Fixed Rate Advance and Term Advance, as the case may be, which shall be conclusively evidenced by a writing sent to the Borrower, whether in the form of a notice from Bank or as indicated in a monthly statement or otherwise.

Borrower may voluntarily repay any Fixed Rate Advance or Term Advance prior to the end of the applicable Fixed Rate Period and/or Term Period, as applicable, but any such early repayment may only be made in full and not in part except as Bank may, in its sole discretion, agree. Involuntary repayments of any Fixed Rate Advance and/or Term Advance prior to the end of the applicable Fixed Rate Period or Term Period, as applicable, resulting from Bank’s exercise of any of its rights and remedies under this Agreement may be made in full or in part, in Bank’s sole discretion. All early repayments of any Fixed Rate Advance and/or Term Advance, whether made voluntarily or involuntarily, and whether in full or in part, are subject to breakage fees as described below.

Retain for your records.
Revised 12/2009

If for any reason a Fixed Rate Advance or a Term Advance is repaid on a date prior to the end of the applicable Fixed Rate Period or Term Period, Bank may assess a breakage fee. The breakage fee will be an amount, as determined by Bank as at the date of the repayment, sufficient to compensate Bank for any loss, cost or expense incurred (or expected to be incurred) by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Fixed Rate Advance or Term Advance or from fees payable to terminate the deposits from which such funds were obtained. For the purposes of this Section, Bank shall be deemed to have funded each Fixed Rate Advance or Term Advance by a matching deposit or other borrowing in the applicable interbank market, whether or not such Loan was in fact so funded. The breakage fee will also include an Administrative Fee as contained in the then current Fee Schedule (described below). The Loan Parties acknowledge and agree that Bank shall be entitled to any applicable breakage fee, which the Loan Parties acknowledge may be significant, regardless of the reason that the Fixed Rate Advance or Term Advance is repaid before the end of the applicable Fixed Rate Period or Term Period, including as a result of a demand by Bank or liquidation of the Securities Account by Bank.

Bank will calculate the finance charges for each billing period by first determining the finance charge for each day in the billing period and then totaling the finance charge for all days in the billing period. The finance charge for each day of the billing period will be calculated by multiplying the daily balance of the Advances for that day by the applicable rate of interest in effect that day, and dividing the resulting amount by 360. The daily balance for each day is equal to the beginning principal balance of the Advances for that day, plus all new Advances taken that day, less any payments or credits that are applied to reduce the outstanding balance of the Advances.

Finance charges and other fees and charges due under this Agreement that are not paid when due will become a Variable Rate Advance and will thereafter bear additional finance charges at the applicable interest rates until the Advance is paid in full. The interest calculation as described above may result in compounding of interest.

5. Promise to Pay; Demand; Payments; Other Fees and Charges

Borrower agrees to pay to Bank all Advances, regardless of the form in which they are obtained, plus all other Obligations, immediately upon DEMAND.

For purposes of clarification, all Obligations owing from Borrower or any other Loan Party to Bank under this Agreement shall become due and payable immediately on Bank’s demand and Bank may demand payment at any time of all or any part of the Obligations even if no Remedy Event has occurred or is in existence, and upon demand and without prior notice, Bank may exercise its rights and remedies in connection therewith.

Even if Bank has not demanded payment, a Fixed Rate Advance or Term Advance will be due at the end of its respective Fixed Rate Period or Term Period together with any and all accrued and unpaid finance charges, fees and other charges. In addition, finance charges for a Term Advance will be due on the earlier of demand or monthly, quarterly, semi-annually, or annually, as required by Bank. If a Fixed Rate Advance or Term Advance is repaid prior to the conclusion of its Fixed Rate Period or Term Period, whether voluntarily, as a prepayment, or involuntarily as the result of Bank’s exercise of its rights and remedies under this Agreement, Borrower will pay Bank a breakage fee (described above) together with any other fees as stated in the then current Fee Schedule to LMA Agreement (“Fee Schedule”) at the time of such repayment. In addition, voluntary prepayments for any Fixed Rate Advance or Term Advance may only be made in full and not in part except as otherwise agreed by Bank.

Finance charges for a Variable Rate Advance will accrue monthly and be due on the earlier of demand or the first Business Day of the succeeding month.

Subject to the terms of the Agreement, all amounts due under this Agreement or any letter of credit issued hereunder, whether principal, finance charges or other fees and charges, that are not paid when due will become a Variable Rate Advance and will thereafter bear additional finance charges at the applicable interest rates.

Borrower agrees to pay Bank all other fees and charges stated in the attached Fee Schedule in the amounts and at the times stated in that Fee Schedule. Bank may change the Fee Schedule at any time on 30 days’ notice to the Borrower.

If there is more than one Borrower, each is jointly and severally liable under this Agreement, regardless of any divorce, separation or other legal proceedings, or any agreement to the contrary, unless such is expressly agreed to in writing by Bank. Each Borrower is fully responsible for all credit extended pursuant to the LMA account. Each Borrower may request Advances to the full extent allowed by this Agreement. Any Borrower may request Bank to cease making Advances by sending Bank a written notice to that effect. Upon Bank’s acceptance of the request, Bank shall have no obligation to make any additional Advances (including, without limitation, Advances up to the

Retain for your records.
Revised 12/2009

Committed Amount) to any Borrower or to issue any letters of credit for the benefit of any Borrower, but shall be entitled to convert any interest and other fees and charges due under this Agreement that are not paid at the end of a billing cycle into a Variable Rate Advance as provided by this Agreement. Bank’s acceptance of such request shall not release or otherwise affect Bank’s security interest in the Securities Account or any other right or remedy of Bank against the Loan Parties. In its sole discretion, Bank may reinstate Advance privileges if each and every Borrower has consented in writing to the same in a form acceptable to Bank.

Payments shall be subject to any additional terms set forth in any written notice or confirmation or as otherwise required by Bank. Each reimbursement obligation relating to a letter of credit will be due on the same day that the corresponding letter of credit draft is honored by Bank. In addition to Borrower’s obligations under any letter of credit application and related agreement pertaining to one or more letters of credit issued by Bank, Borrower agrees to immediately reimburse Bank, upon demand, for all drafts or claims drawn under or made in connection with any letter of credit and any fees, charges and expenses related thereto and also agrees, at sole discretion of Bank, that such reimbursement obligations may be converted automatically to Variable Rate Advances hereunder.

Pledgor may, at its option, but subject to certain restrictions as determined by Bank, elect to enter into an agreement pursuant to which payments due under this Agreement may be debited from the Securities Account (defined below) or from any other eligible account maintained by Pledgor with MLPF&S, any member of the Bank of America Group, or any other financial institution. Each Loan Party acknowledges that Borrower’s receipt of the LMA account is not conditioned upon an agreement to make payments by means of such debits. In the event that a payment is not made by such a debit for any reason, Borrower shall make the payment on the date due, without offset or counterclaim, in immediately available funds, to Bank in accordance with the wire transfer instructions or other payment instructions provided by Bank from time to time.

All payments shall be made in U.S. dollars in immediately available funds. Any payment received by Bank on a day that is not a Business Day shall be deemed received on the following Business Day and if received on a Business Day after 2:00 p.m. Eastern Time, shall be deemed received on the following Business Day.

All payments relating to an Advance shall be applied, as applicable, first to any breakage fees due, second to other fees and charges due, third to finance charges due, and then to reduce the outstanding principal balance of the Advance. If more than one Advance is outstanding, payments shall be applied to the Advances in such order as Bank determines in its sole discretion.

All payments required under this Agreement shall be made free and clear and without set-off or deduction for any taxes, levies, imposts, deductions, charges, withholds or liabilities. If any Loan Party is required by law to deduct any taxes in connection with any amounts payable under this Agreement (including this paragraph), the Loan Parties shall pay the required taxes and will also increase the payment to Bank by any additional amount which Bank specifies as necessary to preserve the after-tax yield that Bank would have received if such taxes had not been imposed. Upon request of Bank, the Loan Parties will provide promptly satisfactory evidence of the payment of any taxes with respect to this Agreement.

6. Security Interest and Maintenance Requirements

As security for the performance of Borrower’s Obligations and those of any Guarantor and/or other Pledgor under or pursuant to this Agreement, Pledgor hereby assigns, transfers, pledges, grants and conveys to Bank a continuing, first priority lien and security interest in all of its right, title and interest in all of the following property, whether now owned or hereafter acquired (collectively, the “Securities Account”): (i) securities accounts established, held or maintained at MLPF&S, Bank, and/or an Additional Securities Intermediary that have been designated by Pledgor as the collateral for the LMA account herein, in one or more applications for the LMA account, control agreement or any amendment, modification or supplement hereto, (ii) all successor and replacement accounts, (iii) all monies, debts, claims, securities, securities entitlements, financial assets, investment property, instruments, certificates of deposit, general intangibles of any sort now or hereafter held, maintained or administered in, or credited to any such securities account, (iv) other property deposited by Pledgor with or owed or owing to Pledgor by Bank and (v) all proceeds of the foregoing, and all proceeds of proceeds. The applicable Securities Intermediary will identify Bank’s lien and security interest in its records for the Securities Account. Bank’s and the applicable Securities Intermediary’s records relating to the LMA account shall be conclusive evidence that the Securities Accounts are subject to Bank’s lien and security interest pursuant to this Agreement. All references in this Agreement to the “Securities Account” shall include all such Securities Accounts and any other collateral granted to Bank in connection with this Agreement from time to time. Terms used herein that are defined in the Uniform Commercial Code as in effect in the State of New York (the “UCC”) shall have the meanings assigned to them in the UCC. Pledgor will take all actions that Bank requests or that are reasonably necessary to assure that Bank has a continuing perfected first priority lien and security interest in all Securities Accounts. The parties hereto expressly agree that all rights, assets and property at any time held in or credited to any Securities Account shall be treated as financial assets as defined in the UCC.

Retain for your records.
Revised 12/2009

Pledgor agrees to maintain financial assets in the Securities Account that have a value at least equal to the amount required by Bank from time to time (the “Maintenance Requirement”). The Maintenance Requirement shall be determined by Bank in its sole discretion. In its sole discretion, Bank shall also determine from time to time the types of financial assets that may be maintained in the Securities Account and used as collateral under this Agreement. Free credit balances in the Securities Account may be deposited in such accounts as Bank may permit from time to time.

Bank may provide Securities Intermediary with entitlement orders or other instructions with respect to the Securities Account at any time. Securities Intermediary shall comply with any instructions received from Bank without the further consent of Pledgor, any other Loan Party or any other person. Securities Intermediary is not under any duty to inquire as to the basis for such instructions. Each Loan Party acknowledges that Bank has ultimate control over all instructions made with respect to the Securities Account and if there is a conflict between the instructions Bank and Pledgor give to Securities Intermediary with respect to the Securities Account, Bank’s instructions will prevail. Neither Securities Intermediary nor any Loan Party has entered into a control agreement with respect to the Securities Account with any other person other than Bank and each agrees that it will not do so while this Agreement is in effect.

So long as Bank has not delivered a Notice of Exclusive Control (defined below): (a) Securities Intermediary may comply with trading instructions from Pledgor (including any trustee and/or investment manager to whom discretionary investment authority is delegated) without further consent by Bank; (b) Pledgor is permitted to receive all interest and regular cash dividends earned on assets in the Securities Account monthly but only if in each case the value of the financial assets in the Securities Account continues to satisfy Bank’s Maintenance Requirement after giving effect to such withdrawal; (c) Securities Intermediary may complete and execute transactions in the Securities Account initiated by Pledgor and/or any trustee or investment manager (including but not limited to card purchases and cash advances, electronic funds transfers, Fedwires, and check writing) if the value of the financial assets remaining in the Securities Account would continue to satisfy Bank’s Maintenance Requirement; and (d) Pledgor (including any trustee and/or investment manager to whom discretionary investment authority is delegated) may also purchase, sell or substitute financial assets in the Securities Account if the value of the financial assets remaining in the Securities Account would continue to satisfy Bank’s Maintenance Requirement. Pledgor also agrees that transactions made in the Securities Account may be disregarded or reversed if the transaction would result in a breach of this Agreement, including Bank’s Maintenance Requirement, or applicable laws or regulations. If there is a trustee and/or an investment manager (or authorized agent appointed by Pledgor) with respect to the Securities Account, Bank agrees that periodic payment of normal trustee, advisory and service fees from assets in the Securities Account to the trustee and/or investment manager or agent are permitted without Bank’s consent so long as no Remedy Event has occurred or is in existence. Bank may allow the trustee and/or investment manager discretion to determine which financial assets shall be sold in the event Bank elects to liquidate the financial assets in the Securities Account, so long as the trustee and/or investment manager acts promptly to facilitate the liquidation.

In Bank’s sole discretion and, in any event when a Remedy Event has occurred or is in existence, Bank may at any time notify Securities Intermediary, orally or in writing, of its exclusive control of the Securities Account (such notice, “Notice of Exclusive Control”). Securities Intermediary thereafter shall prohibit Pledgor from executing any transactions in the Securities Account. To the extent possible, Securities Intermediary shall each use reasonable efforts to terminate transactions pending in the Securities Account at the time it receives the Notice of Exclusive Control, however, Securities Intermediary‘s failure to terminate any such transactions shall not result in any liability whatsoever to Securities Intermediary. Securities Intermediary will not be liable to Bank for complying with trading or withdrawal (as described above) instructions from Pledgor permitted hereunder that are received by Securities Intermediary before it receives a Notice of Exclusive Control. Securities Intermediary will not be liable to any Loan Party for complying with a Notice of Exclusive Control or any instructions from Bank. Securities Intermediary has no duty to investigate whether Bank is authorized to give any instruction or Notice of Exclusive Control. If a Notice of Exclusive Control is delivered, Bank may in its sole discretion elect to terminate the ability of the Securities Intermediary or any trustee and/or investment manager to execute transactions in the Securities Account.

While this Agreement is in effect, each of Securities Intermediary and the Loan Parties subordinates in favor of Bank any security interest, lien, or right of setoff it may have, now or in the future, against property in the Securities Account, except that Securities Intermediary will retain a prior lien on property in the Securities Account to secure payment for property purchased for the Securities Account and to collect normal commissions and fees for the Securities Account.
To the extent that any Securities Account is held by the Bank, Bank may allow payments and trades as set forth above in its discretion. This Agreement does not create any obligations for Securities Intermediary or Bank of America Group except for those expressly set forth in this Agreement.

Retain for your records.
Revised 12/2009

Pledgor, Securities Intermediary and Bank acknowledge that this Agreement supplements Pledgor’s account and advisory agreements, including any Securities Account Agreement and/or Advisory Agreement with MLPF&S with respect to the Securities Account and does not abridge any rights that Securities Intermediary might otherwise have except to the extent expressly noted herein. If there is any inconsistency between this Agreement and such account and advisory agreements, including any Securities Account Agreement and/or Advisory Agreement with MLPF&S, this Agreement shall control.

7. Rights and Remedies

Each of the following shall constitute a “Remedy Event”: (i) failure by the Borrower to pay on Bank’s demand or otherwise when due any principal and/or interest on any Advance or to pay Bank when due any fees or other amounts payable under this Agreement; (ii) failure by Borrower to reimburse Bank with respect to any letter of credit issued by Bank under this Agreement or to pay Bank when due any letter of credit fees with respect to any letter of credit issued by Bank under this Agreement; (iii) breach or failure to perform by any Loan Party of any covenant, representation or agreement in this Agreement; (iv) any Loan Party becomes the subject of a bankruptcy or similar proceeding; (v) if any Loan Party makes or has made any material misrepresentation; (vi) if the Securities Account is attached, garnished, or otherwise the subject of legal or tax process; (vii) if the value of the financial assets in the Securities Account or other collateral is, in the sole judgment of Bank, insufficient; (viii) if the aggregate Obligations (including, without limitation, exposures of Bank under any letter of credit outstanding but not yet drawn) exceeds the Maintenance Requirement in the sole judgment of Bank; (ix) if Bank believes in good faith that Bank’s security interest in the collateral may be impaired; (x) this Agreement or any other loan document shall for any reason cease to be, or shall be asserted by any person not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or Bank’s security interest shall for any reason cease to be, or be asserted by any person not to be, a valid, first priority perfected security interest of Bank; (xi) the dissolution, termination of existence or change in control of any of the Loan Parties or the merger, consolidation or sale of substantially all of the assets of any Loan Party; (xii) if any Loan Party, if a natural person, dies or is declared incompetent or of unsound mind or is or has been convicted of any crime; (xiii) if Bank determines that there is a material adverse change in any Loan Party’s financial condition or prospects or collateral; (xiv) default in any other obligation to Bank or Bank of America Group; or (xv) default by the Loan Party under any agreement with respect to any debt of such Loan Party if the effect of such default shall be to accelerate or to permit the holder of the debt to accelerate the debt.

Without in any way detracting from the demand nature of this Agreement and the ability of Bank to demand full payment of all Obligations of the Borrower hereunder at any time and for any reason whatsoever, Bank may, in its sole discretion and without prior notice, exercise any or all of the following rights and remedies upon an occurrence of a Remedy Event and in any event, upon Bank’s demand: (a) demand immediate payment of any and all Obligations under the LMA account; (b) demand that Borrower and/or Pledgor provide additional collateral to Bank; (c) suspend or terminate Borrower’s ability to obtain Advances; (d) reduce the Committed Amount; (e) send Securities Intermediary a Notice of Exclusive Control; (f) instruct Securities Intermediary to cancel any open orders and close any outstanding contracts for the Securities Account; (g) decline payment of any checks drawn against the LMA account; (h) liquidate the Securities Account and/or other collateral for this Agreement and apply the proceeds to the LMA account; (i) liquidate the Securities Account and/or other collateral for this Agreement and hold the proceeds as collateral for any letter of credit issued by Bank hereunder; (j) exercise any right of setoff against any property of Borrower or Guarantor in the possession of Bank or Bank of America Group or any of their respective agents; and (k) exercise all other rights of a secured party under applicable law. In furtherance of the foregoing, Borrower and Guarantor each hereby grant a right of set-off to Bank in any property of Borrower or Guarantor held by or in the possession of Bank or Bank of America Group. Notwithstanding the foregoing, if any Borrower becomes the subject of a bankruptcy or similar proceeding, then, to the extent permitted under applicable law, all Obligations owing from Borrower or any other Loan Party to Bank under this Agreement shall automatically become due and payable immediately.

In addition, upon an occurrence of a Remedy Event and/or failure to pay the full amount of all Obligations hereunder upon demand, to the extent permitted by applicable law, Bank may increase (both before and after a court judgment, if any) the Spread on any Advance by six (6) percentage points until the LMA account is paid in full. In no event shall the total interest and other fees and charges imposed under this Agreement exceed the maximum amount permitted by applicable law, and any excess shall be refunded or credited to the LMA account. Bank is not responsible for any decrease in the value of the financial assets in the Securities Account or other collateral occurring prior to or during liquidation.
Bank may exercise any one or more of its rights and remedies simultaneously or successively. No delay or forbearance in the exercise of any of Bank’s rights or remedies is a waiver of any such rights or remedies. Any waiver of Bank’s rights or remedies must be in writing. All Bank’s rights and remedies are cumulative and are in addition to those available at law or equity.

Retain for your records.
Revised 12/2009

Each Loan Party, to the extent not expressly prohibited by applicable law, waives the right to require Bank to demand payments of amounts due (“presentment”); give notice that amounts due have not been paid (“notice of dishonor”); obtain an official certification of nonpayment (“protest”); give notice of any default; and give any other notices or make any demands.

8. Representations, Warranties and Covenants

Each Loan Party, as applicable, continuously represents, warrants and covenants to Bank that: (a) such Loan Party owns the Securities Account and other collateral under this Agreement listed in the records of Bank, Securities Intermediary or Bank of America Group as belonging to such Loan Party, free of any lien or security interest (other than the lien and security interest established under this Agreement and any lien and security interest in favor of the applicable Securities Intermediary); (b) such Loan Party has not and will not pledge the Securities Account, any asset in the Securities Account or any other collateral under this Agreement to any third party other than the applicable Securities Intermediary without the prior written consent of Bank; (c) such Loan Party has complied and will comply with all laws, rules, regulations and ordinances; (d) such Loan Party has and will pay promptly when due all taxes imposed upon it; (e) Borrower will utilize the loan proceeds as stated in the application and the Federal Reserve Form U-1 executed in connection with this Agreement and will not, directly or indirectly, utilize the loan proceeds to purchase or carry any margin stock or repay any indebtedness incurred for such purpose unless otherwise indicated in such Federal Reserve Form U-1; (f) Borrower will promptly notify Bank, using any means stated below, if the use of proceeds or purpose of the LMA account changes; (g) such Loan Party, if a business entity, is in good standing; (h) such Loan Party, if a natural person, has obtained any spousal or other consents or waivers which may be required by applicable law; (i) such Loan Party has the right to perform all its obligations under this Agreement; (j) such Loan Party has the power and authority to make, execute, and deliver this Agreement and perform its obligations under this Agreement and the execution, delivery and performance contemplated hereunder and the consummation of transactions under this Agreement have been duly authorized by all necessary action on its part and does not and will not violate any applicable law, contract or agreement (including any organizational documents and bylaws, if applicable) to which it is subject or by which its properties are bound; (k) that this Agreement constitutes the legal, valid and binding obligations of such Loan Party fully enforceable according to its terms and is effective to create a valid and continuing first priority lien and security interest on the collateral described herein; (l) there is no litigation, action, proceeding or investigation pending or threatened against such Loan Party or any of its properties; (m) such Loan Party will not be rendered insolvent by the execution, delivery, and performance of its Obligations hereunder or by the consummation of transactions hereunder; (n) that Borrower will not attempt to obtain any Advance or letter of credit if Borrower knows that credit privileges under this Agreement have been terminated or suspended; (o) Borrower will promptly notify Bank in writing at Bank of America, N.A., 1600 Merrill Lynch Drive, 1st Floor, Pennington, New Jersey 08534, Attention: LMA Document Control, by telephone at (800) MERRILL (637-7455), telegraph, or any other reasonable means including, without limitation, any written or oral communication by Borrower to MLPF&S, the Additional Securities Intermediary or Bank, that an unauthorized use or attempted use of the LMA account has occurred or may occur as the result of the loss or theft of any instrument identifying the LMA account, and that Borrower will reasonably assist Bank in determining the facts and circumstances relating to any unauthorized use of the LMA account; (p) there have been no material adverse changes in such Loan Party’s financial status; (q) such Loan Party will provide Bank with prompt written notice of any change in such Loan Party’s name, address, employment, state of organization, or organizational structure, as applicable; and (r) such Loan Party will provide Bank with updated financial statements upon request.

Each Loan Party, as applicable, agrees to provide Bank and the applicable Securities Intermediary with such additional documents or filings as may be requested from time to time to effectuate the purposes of this Agreement, and, to the extent permitted by applicable law, each such Loan Party irrevocably appoints Bank as that person’s attorney-in-fact, with full power of substitution and with full authority in the name, place and stead of that person, to file and/or execute any such additional documents from time to time in Bank’s discretion.

Each Loan Party is and will continue to be able to pay its debts as they mature, and the aggregate liquidation valuation of each Loan Party’s assets is, and at all times during the term of this Agreement will continue to be, sufficient to satisfy any and all Obligations of such Loan Party, as the case may be, under this Agreement and under the other documents entered into by any Loan Party in connection herewith.

Retain for your records.
Revised 12/2009

No Loan Party, nor any of their respective subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements delivered to Bank or in the notes thereto or that have not otherwise been disclosed in writing to the Bank on or prior to the date of this Agreement. Any such disclosure of such liabilities completely and accurately describes the terms of each such listed liability and any collateral securing the same.

Each Loan Party agrees and covenants that it will not publish, disclose or otherwise use (or allow to be published, disclosed or used by any third party on its behalf) in any advertising or promotional material or press release or interview, the name, logo or any trademark of any member of the Bank of America Group.

9. Resolution of Disputes between Loan Parties and Bank; Class Action Waiver; and Jury Trial Waiver.

The Loan Parties and Bank agree that to the extent permitted by law, any claim by or against the Bank relating to this Agreement (a “Claim”) shall be resolved in court by a judge without a jury, except any Claims which are brought in California state court shall be determined by judicial reference as described below.

Any Claim which is brought in California state court may, at the option of any Loan Party who is a party to the action or of the Bank, be resolved by a general reference to a referee (or a panel of referees) as provided in California Code of Civil Procedure Section 638. The referee (or presiding referee of the panel) shall be a retired Judge or Justice. The referee (or panel of referees) shall be selected by mutual written agreement of the Bank and the Loan Parties who are parties to the action. If the Loan Parties and Bank do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative) as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee shall hear and determine all issues in accordance with existing California law and the California rules of evidence and civil procedure. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the Loan Parties and Bank and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644(a) and 645. The Loan Parties and Bank reserve the right to seek appellate review of any judgment or order, including but not limited to, orders pertaining to class certification, to the same extent permitted in a court of law.

This section does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate foreclosure against any collateral; (iii) exercise any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies. The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to judicial reference as described herein.

Any judicial reference or trial of any Claim, wherever adjudicated, will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). Regardless of anything else in this section, the validity and effect of the Class Action Waiver may be determined only by a court or referee.

The Loan Parties and Bank irrevocably and voluntarily waive any right they may have to a trial by jury as permitted by applicable law in respect of any Claim, wherever adjudicated. Furthermore, without intending in any way to limit this section, to the extent any Claim is not submitted to judicial reference, the Loan Parties and Bank irrevocably and voluntarily waive any right they may have to a trial by jury to the extent permitted by applicable law in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable, to the extent permitted by applicable law.

WHETHER THE CLAIM IS DECIDED BY JUDICIAL REFERENCE OR BY TRIAL, THE LOAN PARTIES AND BANK AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY APPLICABLE LAW.

10. Additional Guarantor and Pledgor Covenants; Additional Loan Party Covenants

Guarantor Covenants. Each Guarantor irrevocably and unconditionally guarantees to Bank the full and punctual payment and performance of the Borrower’s Obligations under this Agreement. This is a guaranty of payment and not of collection. Guarantor’s Obligations are additional to, and not instead of, the Obligations of Borrower and Pledgor. Guarantor’s obligation is a primary obligation, and Bank may exercise any of its rights and remedies against Guarantor before or in lieu of its exercise of any of its rights and remedies against Borrower or Pledgor. Without limiting the generality of any waiver provisions of this Agreement, each Guarantor hereby waives any rights to require Bank to proceed against the Borrower, Pledgor or any co-guarantor or collateral, or to require Bank to pursue any other remedy or enforce any other right.

Retain for your records.
Revised 12/2009

Pledgor Covenants. Each Pledgor irrevocably and unconditionally agrees that Bank’s first priority security interest in the Securities Account and other collateral under this Agreement is and shall remain in full force and effect by way of continuing security until this Agreement has terminated and all of the Obligations have been paid and/or satisfied in full.

Covenants of Both Guarantor and Pledgor. Guarantor and Pledgor each agree that its respective Obligations shall not be affected by reason of: any waiver or consent given to Borrower or any other person; any amendment to this Agreement or other document; the making or absence of, or delay in, any demand on Borrower or any other person for payment; the enforcement or the absence of, or delay in, enforcement of this Agreement, including without limitation, the liquidation of any collateral hereunder, or of any other document, or any failure to perfect any lien and security interest under this Agreement; the release of any agreement, security, guaranty or indemnity; the death, incapacity, bankruptcy, insolvency, winding-up, liquidation, dissolution, merger, reorganization or similar event of or with respect to Borrower or any other person; the illegality, invalidity or unenforceability of any provision of this Agreement or other document, or of any obligation of Borrower or any other person, or any other circumstance that might otherwise constitute a legal or equitable discharge of or defense to it; or the disallowance of all or a portion of Bank’s claim for repayment of any Obligation of any Loan Party under this Agreement or other document or under any bankruptcy or similar law.

Without in any way limiting the representations, warranties and covenants of the Loan Parties under this Agreement, each Pledgor and Guarantor represents and warrants to Bank that such Pledgor has entered into this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and in order to facilitate the purposes of Borrower. Each Pledgor and Guarantor further represents to Bank that such Guarantor and Pledgor has had the opportunity to discuss with its own independent tax and/or legal advisors the legal and tax implications of the transactions contemplated by this Agreement, including, without limitation, any liquidation by Bank of the collateral hereunder.

Additional Covenants of each Loan Party. Each Loan Party agrees to notify Bank, in writing, before filing any petition seeking the protection of any bankruptcy, insolvency or any similar statutes. In addition, each Loan Party shall not take any action that may cause (or fail to take any necessary action that would prevent) a petition in bankruptcy, insolvency or any similar law or procedure to be filed against such Loan Party.

Each Loan Party agrees to notify Bank, immediately, in writing, of (x) any Remedy Event, and (y) any actions, suits, litigation, arbitrations, administrative proceedings or investigations pending or threatened against such Loan Party or any of the Securities Accounts in which it has rights that could (a) have a material adverse effect on the business or affairs, condition (financial or otherwise), obligations, operations, performance, properties or prospects of such Loan Party or (b) affect such Loan Party’s ability to enter into and perform its Obligations under this Agreement or any of the transactions contemplated by this Agreement.

11. Fees and Expenses; Indemnities
(a) Each Loan Party agrees to pay, on demand by Bank, the costs and expenses of Bank in connection with the closing, administration, enforcement and collection of the LMA account, and/or the disposition of the Securities Account or any other collateral under this Agreement, and the documents executed in connection herewith, whether in any action, suit, litigation, in each case, including, without limitation, the reasonable fees and expenses of counsel and other professionals for Bank with respect thereto.

(b) Each Loan Party, jointly and severally, agrees to indemnify and hold harmless Bank and each of the members of the Bank of America Group and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and to reimburse each Indemnified Party, upon its demand, for, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and other professionals and any filing or registration fees, taxes or similar costs imposed on the Indemnified Parties with respect to this Agreement, the LMA account, or any Advance) that may be incurred by or asserted or awarded against any Indemnified Party or to which any Indemnified Party may become subject, in each case arising out of or in connection with or by reason of, directly or indirectly, this Agreement, the LMA account, any document or instrument delivered in connection herewith, or the transactions contemplated hereby, or any Advance, whether or not such investigation, litigation or proceeding is brought by any Loan Party or its directors, shareholders, trustees or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified

Retain for your records.
Revised 12/2009

Party’s gross negligence or willful misconduct. Each Loan Party further agrees that no Indemnified Party shall have any liability to any Loan Party for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other document executed in connection herewith or the actual or proposed use of the proceeds of the Advances, except for damages to the extent determined in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Loan Party shall interpose any defense to the payment of the Obligations based upon any statute of limitations. No provision in this Agreement or in any other document executed in connection herewith and no course of dealing among the parties shall be deemed to create any fiduciary duty by Bank to any Loan Party.

12. Miscellaneous

•
This Agreement will terminate (i) upon transmittal of a written request from Borrower to Bank or Bank of America Group and Bank’s acceptance of such request, or (ii) at Bank’s discretion. In the event Bank or Bank of America Group has received a written request from Borrower to terminate the Agreement and/or close the LMA account, any subsequent Advance extended by Bank to the Borrower shall be conclusive evidence that the Bank has not accepted such request, the Agreement has not been terminated and that the Agreement and security interest and liens hereunder remain in full force and effect. Bank will not honor a request to terminate this Agreement unless and until all Obligations of each Loan Party hereunder have been paid and satisfied in full and all letters of credits have been terminated and any request for termination that is granted by Bank prior to the satisfaction and payment in full of each Loan Party’s Obligations hereunder (including termination of all letters of credit) shall automatically be deemed to be expressly conditioned upon the payment and satisfaction in full of all such Obligations (and termination of all letters of credit) by any Loan Party.

•	The provisions of Sections 9 and 11 will survive any termination of this Agreement.

•
All statements will be sent to the address stated in the application for the LMA account or as otherwise designated by Borrower. However, if the LMA account or Securities Account is linked to any central assets account at MLPF&S, all statements will be sent to the address designated for that account from time to time.

•
Unless otherwise required by law, Bank may, orally or in writing, give instructions, notices, demands or requests to (i) any Loan Party, (ii) any such Loan Party’s financial or other advisor responsible for servicing (collectively, “Financial Advisor”) Securities Accounts which are MLPF&S accounts, and/or (iii) any applicable account officer (“Account Officer”) at the Bank and/or Additional Securities Intermediary for other Securities Accounts, in which case those instructions, notices, demands or requests will be deemed to have been given or made directly to the applicable Loan Party. Bank may accept instructions from a Loan Party’s Financial Advisor or Account Officer, as the case may be, orally or in writing, regarding, without limitation, Advances, payments, prepayments, journal entries, interest rate periods or debit/credit entries, in which case such instructions will be deemed to have been given or made directly by the applicable Loan Party. If Bank provides notice directly to any Loan Party, such notice shall be deemed received when provided orally to a Loan Party, when mailed, postage paid, or when delivered to a courier, fee paid by shipper, addressed to such Loan Party at the address described in the immediate paragraph above, or when confirmed by electronic confirmation to Bank or such Loan Party’s Financial Advisor or Account Officer, as the case may be, as having been delivered via facsimile or other teletransmission. Any notice from any Loan Party or any Securities Intermediary to Bank shall be in writing to Bank’s address as contained in this Agreement (or such other address as advised by Bank) and shall be deemed received upon actual receipt by Bank.

•
Each Loan Party authorizes Bank, from time to time, to obtain such credit and other reports as Bank deems necessary or advisable to verify the accuracy of the information in this Agreement and to determine the Loan Party’s creditworthiness. Each Loan Party further agrees that Bank may provide information to others, such as a credit reporting agency or a collection agency, regarding Bank’s transactions and experiences with such Loan Party. In addition, the Loan Parties acknowledge and agree that Bank, MLPF&S, their affiliates, and any Additional Securities Intermediary may share information about the LMA account and the Securities Account with each other and provide information concerning the LMA account and the Securities Account to any Loan Party. Bank is entitled to receive duplicates of any and all notices, confirmations and statements of account for the Securities Account. Securities Intermediary is authorized to provide Bank with any and all information in its possession or control relating to the Securities Account and to provide Bank with on-line access to its systems relating to the Securities Account.

•
This Agreement shall be governed by and interpreted under federal law and, to the extent not preempted, the internal laws of the State of New Jersey (without regard to any choice of law rule that would result in the selection of any law other than federal law or the internal laws of the State of New Jersey), except that with

Retain for your records.
Revised 12/2009

respect to the Securities Account and creation and perfection of the Bank’s lien and security interest on the Securities Account, this Agreement shall be governed by and interpreted under the internal laws of the State of New York (without regard to any choice of law rule that would result in the selection of any law other than the internal laws of the State of New York). Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the jurisdiction of the Securities Intermediary, and the Securities Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

•
Without limiting Bank’s ability to exercise its rights and remedies hereunder, including without limitation, the right to demand payment and/or exercise its sole discretion with respect to collateral maintenance requirements without prior notice to the Loan Parties hereunder, Bank may modify, amend or rescind any provision of this Agreement (including by adding terms of the same or a different nature) from time to time by giving Borrower, or if applicable, any other Loan Party, 30 days’ notice in writing prior to the effective date and otherwise on such terms and conditions as may be required by applicable law or as stated in the notice. No waiver by Bank of any of its rights under this Agreement will be valid unless otherwise agreed to by Bank in writing. If any provision of this Agreement is deemed invalid or unenforceable, the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

•
This Agreement is binding upon the parties and their respective heirs, successors and assigns. No Loan Party may assign any of that person’s rights or Obligations under this Agreement. Bank, Securities Intermediary and Bank of America Group may assign any of their respective rights and obligations under this Agreement. This Agreement is the entire and final agreement among Bank, the applicable Securities Intermediary and each Loan Party, with respect to the LMA account and except as it may be supplemented and amended in a writing by Bank and, to the extent the rights of the Securities Intermediary are affected, the Securities Intermediary, no prior or contemporaneous oral communications or agreements may contradict or be offered in evidence concerning the LMA account.

•
Each Loan Party agrees that with respect to disputes arising between any Loan Party and MLPF&S and/or any Additional Securities Intermediary, this Agreement shall not be deemed to amend or modify any dispute resolution alternative provided for or available pursuant to the account documentation or other governing document between such Loan Party and MLPF&S and/or such Additional Securities Intermediary, including without limitation, the arbitration requirement set forth in the Merrill Lynch Client Relationship Agreement with MLPF&S.

Retain for your records.
Revised 12/2009

FEE SCHEDULE TO LOAN MANAGEMENT ACCOUNT®
The Schedule of Fees is subject to change in accordance with the terms of the Loan Management Account Agreement
(“Agreement”). Capitalized terms used herein not otherwise defined are as defined in the Agreement.
Account Fees
Type	Description	Amount
UPS® Facility Fee (UPS is a registered trademark of United Parcel Service of America, Inc.)	New Facility Fee applies only for participants of the UPS Hypothecation Loan Program	$1,000
Stop Payment	A Stop Payment fee will apply whenever a Loan Party1 issues a stop payment order on a Check	$25 for consumer accounts $25 for commercial accounts
Returned Check	A Returned Check fee will apply whenever a check drawn on the Account is not paid by Bank because of insufficient available credit.	$25 for consumer accounts $25 for commercial accounts
Check Retrieval	A Check Retrieval fee will be imposed when a Loan Party requests a copy of a Check
$3 per canceled check or photocopy after 15 free per year.
$2 per canceled check or photocopy after 25 free per year for CMA
Priority Clients.
If, for any reason, the IRS requires copies of canceled checks, Bank will provide them free of charge upon receipt of the IRS audit documentation.
Note: Copies of canceled checks can be viewed and printed through
Merrill Lynch online access.

Returned Payment	A Returned Payment fee will apply in the event a Loan Party makes a payment by check which is later returned unpaid by the drawee.	$20 for consumer accounts $15 for commercial accounts
FTS Return	A FTS Return fee will be imposed if a transfer of funds to the Account is processed but must later be reversed as a result of the sender’s failure to transmit the funds.	$10
Breakage Fee2	If for any reason a Fixed Rate Advance or a Term Advance is repaid on a date prior to the end of the applicable Fixed Rate Period or Term Period, Bank may assess a breakage fee.
The breakage fee, will be an amount, as determined by Bank as at the date of the repayment, sufficient to compensate Bank for any loss, cost or expense incurred (or expected to be incurred) by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Fixed Rate Advance or Term Advance or from fees payable to terminate the deposits from which such funds were obtained. For the purposes of this Section, Bank shall be deemed to have funded each Fixed Rate Advance or Term Advance by a
matching deposit or other borrowing in the applicable interbank market, whether or not such Loan was in fact so funded. Bank shall be entitled to any applicable breakage fee, which may be significant, regardless of the reason that the Fixed Rate Advance or Term Advance is repaid before the end of the applicable Fixed Rate Period or Term Period, including as a result of a demand by Bank or liquidation of the
Securities Account by Bank.
The breakage fee will also include an Administrative Fee for processing this early payment which is currently $100.

LETTER OF CREDIT FEES Note: The letter of credit fees below are subject to such other fees as may be agreed to in the documents associated with the letter of credit or otherwise in writing.
TYPE	AMOUNT
Issuance Fee	Percentage	Letter of Credit Amount
	1.25% per annum	$200,000 - $1,000,000
	1.00% per annum	$1,000,001 - $3,000,000
	0.75% per annum	$3,000,000+
Minimum Issuance Fee	$2,500
Amendment Fee	$150 plus a percentage of the amount of any increase equivalent to the Issuance Fee percentage
Auto Renewal Fee for evergreen letters of credit	Same as Issuance Fee
Drawing Fee	$300
Transfer Fee	$300
Assignment of Proceeds Fee	$300

1 Loan Party means, individually and collectively, any Borrower, Pledgor or Guarantor from time to time party to this Agreement as appropriate.
2 Only applicable to Fixed Rate Advances and Term Advances.

Retain for your records.
Revised 12/2009